Exhibit 99.1
PCB Bancorp Reports Earnings for Q2 2026
Los Angeles, California, - July 23, 2026 - PCB Bancorp (the “Company”) (NASDAQ: PCB), the holding company of PCB Bank (the “Bank”), today reported net income available to common shareholders of $10.4 million, or $0.73 per diluted common share, for the second quarter of 2026, compared with $10.6 million, or $0.74 per diluted common share, for the previous quarter and $9.0 million, or $0.62 per diluted common share, for the year-ago quarter.
Q2 2026 Highlights
•Net income available to common shareholders totaled $10.4 million, or $0.73 per diluted common share, for the current quarter;
•Provision for credit losses was $926 thousand for the current quarter compared with $467 thousand for the previous quarter and $1.8 million for the year-ago quarter;
•Allowance for Credit Losses (“ACL”) on loans to loans held-for-investment ratio was 1.18% at June 30, 2026 compared with 1.18% at March 31, 2026, and 1.20% at June 30, 2025;
•Net interest income was $27.5 million for the current quarter compared with $26.8 million for the previous quarter and $26.0 million for the year-ago quarter. Net interest margin was 3.33% for the current quarter compared with 3.36% for the previous quarter and 3.33% for the year-ago quarter;
•Gain on sale of loans was $1.2 million for the current quarter compared with $1.4 million for the previous quarter and $1.5 million for the year-ago quarter;
•Total assets were $3.47 billion at June 30, 2026, an increase of $73.9 million, or 2.2%, from $3.40 billion at March 31, 2026, an increase of $188.4 million, or 5.7%, from $3.28 billion at December 31, 2025, and an increase of $164.5 million, or 5.0%, from $3.31 billion at June 30, 2025;
•Loans held-for-investment were $2.93 billion at June 30, 2026, an increase of $58.5 million, or 2.0%, from $2.87 billion at March 31, 2026, an increase of $111.6 million, or 4.0%, from $2.82 billion at December 31, 2025, and an increase of $136.7 million, or 4.9%, from $2.80 billion at June 30, 2025; and
•Total deposits were $2.92 billion at June 30, 2026, an increase of $34.7 million, or 1.2%, from $2.89 billion at March 31, 2026, an increase of $127.2 million, or 4.6%, from $2.80 billion at December 31, 2025, and an increase of $99.7 million, or 3.5%, from $2.82 billion at June 30, 2025.
Henry Kim, President and CEO, commented, “We are pleased to report another solid quarter, driven by consistent loan and deposit growth, strong asset quality, disciplined expense management, and continued growth in net interest income. Retail deposit balances increased $45 million, or 7.2% annualized, while wholesale deposits decreased $11 million. Loan balances increased $58 million, or 8.0% annualized. Our ratio of nonperforming assets to total assets remained low at 0.25%, and our efficiency ratio was 49.2%.
We remain focused on measured, relationship-based growth while maintaining solid credit quality and prudent expense management to deliver long-term shareholder value.”

Financial Highlights (Unaudited)

($ in thousands, except per share data)	Three Months Ended					Six Months Ended
	6/30/2026	3/31/2026	% Change	6/30/2025	% Change	6/30/2026	6/30/2025	% Change
Net income	$10,507	$10,653	(1.4)%	$9,071	15.8%	$21,160	$16,806	25.9%
Net income available to common shareholders	$10,420	$10,567	(1.4)%	$8,984	16.0%	$20,987	$16,679	25.8%
Diluted earnings per common share (“EPS”)	$0.73	$0.74	(1.4)%	$0.62	17.7%	$1.47	$1.15	27.8%

Net interest income	$27,494	$26,810	2.6%	$25,990	5.8%	$54,304	$50,273	8.0%
Provision for credit losses	926	467	98.3%	1,787	(48.2)%	1,393	3,385	(58.8)%
Noninterest income	3,203	3,374	(5.1)%	3,297	(2.9)%	6,577	5,877	11.9%
Noninterest expense	15,113	14,814	2.0%	14,829	1.9%	29,927	29,303	2.1%

Return on average assets (“ROAA”) (1)	1.24%	1.30%		1.13%		1.27%	1.07%
Return on average shareholders’ equity (“ROAE”) (1)	10.55%	10.95%		9.76%		10.75%	9.16%
Return on average tangible common equity (“ROATCE”) (1),(2)	12.65%	13.17%		11.87%		12.91%	11.17%
Net interest margin (1)	3.33%	3.36%		3.33%		3.34%	3.30%
Efficiency ratio (3)	49.23%	49.08%		50.63%		49.16%	52.19%

($ in thousands, except per share data)	6/30/2026	3/31/2026	% Change	12/31/2025	% Change	6/30/2025	% Change
Total assets	$3,470,124	$3,396,193	2.2%	$3,281,771	5.7%	$3,305,589	5.0%
Net loans held-for-investment	2,897,281	2,839,608	2.0%	2,787,019	4.0%	2,761,755	4.9%
Total deposits	2,922,659	2,887,980	1.2%	2,795,412	4.6%	2,822,915	3.5%
Book value per common share (4)	$28.40	$27.88		$27.41		$26.26
TCE per common share (2)	$23.49	$23.02		$22.55		$21.44
Tier 1 leverage ratio (consolidated)	11.89%	12.05%		11.89%		11.81%
Total shareholders’ equity to total assets	11.54%	11.68%		11.88%		11.39%
TCE to total assets (2), (5)	9.55%	9.65%		9.78%		9.30%

(1)Ratios are presented on an annualized basis.
(2)Non-GAAP. See “Non-GAAP Financial Measures” for a reconciliation of this measure to its most comparable GAAP measure.
(3)Calculated by dividing noninterest expense by the sum of net interest income and noninterest income.
(4)Calculated by dividing total shareholders’ equity by the number of outstanding common shares.
(5)The Company had no intangible asset component for the presented periods.

Results of Operations (Unaudited)
Net Interest Income and Net Interest Margin
The following table presents the components of net interest income for the periods indicated:

	Three Months Ended					Six Months Ended
($ in thousands)	6/30/2026	3/31/2026	% Change	6/30/2025	% Change	6/30/2026	6/30/2025	% Change
Interest income/expense on
Loans	$45,886	$44,484	3.2%	$45,478	0.9%	$90,370	$88,504	2.1%
Investment securities	1,795	1,574	14.0%	1,462	22.8%	3,369	2,870	17.4%
Other interest-earning assets	2,359	2,773	(14.9)%	2,368	(0.4)%	5,132	4,826	6.3%
Total interest-earning assets	50,040	48,831	2.5%	49,308	1.5%	98,871	96,200	2.8%
Interest-bearing deposits	21,795	21,478	1.5%	22,505	(3.2)%	43,273	45,069	(4.0)%
Borrowings	751	543	38.3%	813	(7.6)%	1,294	858	50.8%
Total interest-bearing liabilities	22,546	22,021	2.4%	23,318	(3.3)%	44,567	45,927	(3.0)%
Net interest income	$27,494	$26,810	2.6%	$25,990	5.8%	$54,304	$50,273	8.0%
Average balance of
Loans	$2,885,996	$2,840,688	1.6%	$2,782,200	3.7%	$2,863,467	$2,715,986	5.4%
Investment securities	178,716	160,798	11.1%	151,055	18.3%	169,807	148,810	14.1%
Other interest-earning assets	249,717	236,161	5.7%	200,875	24.3%	242,977	205,101	18.5%
Total interest-earning assets	$3,314,429	$3,237,647	2.4%	$3,134,130	5.8%	$3,276,251	$3,069,897	6.7%
Interest-bearing deposits	$2,326,163	$2,279,104	2.1%	$2,187,210	6.4%	$2,302,764	$2,163,836	6.4%
Borrowings	76,374	56,000	36.4%	71,286	7.1%	66,243	37,796	75.3%
Total interest-bearing liabilities	$2,402,537	$2,335,104	2.9%	$2,258,496	6.4%	$2,369,007	$2,201,632	7.6%
Total funding (1)	$2,946,585	$2,869,802	2.7%	$2,792,026	5.5%	$2,908,406	$2,726,758	6.7%
Annualized average yield/cost of
Loans	6.38%	6.35%		6.56%		6.36%	6.57%
Investment securities	4.03%	3.97%		3.88%		4.00%	3.89%
Other interest-earning assets	3.79%	4.76%		4.73%		4.26%	4.74%
Total interest-earning assets	6.06%	6.12%		6.31%		6.09%	6.32%
Interest-bearing deposits	3.76%	3.82%		4.13%		3.79%	4.20%
Borrowings	3.94%	3.93%		4.57%		3.94%	4.58%
Total interest-bearing liabilities	3.76%	3.82%		4.14%		3.79%	4.21%
Net interest margin	3.33%	3.36%		3.33%		3.34%	3.30%
Cost of total funding (1)	3.07%	3.11%		3.35%		3.09%	3.40%
Supplementary information
Net accretion of discount on loans	$584	$517	13.0%	$610	(4.3)%	$1,101	$1,482	(25.7)%
Net amortization of deferred loan fees	$357	$353	1.1%	$414	(13.8)%	$710	$680	4.4%

(1)Total funding is the sum of interest-bearing liabilities and noninterest-bearing deposits. The cost of total funding is calculated as annualized total interest expense divided by average total funding.
The decrease in net interest margin for the current quarter compared with the previous quarter was primarily due to a decrease in average yield on other-interest earning assets, partially offset by increases in average yields on loans and investment securities and a decrease in average cost of interest-bearing deposits. During the previous quarter, the Company received a special dividend on Federal Home Loan Bank (“FHLB”) stock of $424 thousand, which contributed an additional 5 basis point to the net interest margin.
The increase in net interest margin for the current year-to-date period compared with the previous year-to-date period was primarily due to a decrease in average costs of total interest-bearing liabilities and an increase in average yield on investment securities, partially offset by decreases in average yields on loans and other-interest earning assets.

Loans. The increase in average yield for the current quarter compared with the previous quarter was primarily due to higher weighted-average interest rates on loans and an increase in net accretion of discount on loans. The decreases for the current quarter and year-to-date period compared with the same periods of 2025 were primarily due to decreases in market rates and net accretion of discount on loans.
The following table presents a composition of total loans by interest rate type accompanied by the weighted-average contractual rates as of the dates indicated:

	6/30/2026		3/31/2026		12/31/2025		6/30/2025
	% to Total Loans	Weighted-Average Contractual Rate	% to Total Loans	Weighted-Average Contractual Rate	% to Total Loans	Weighted-Average Contractual Rate	% to Total Loans	Weighted-Average Contractual Rate
Fixed rate loans	18.0%	5.76%	17.7%	5.73%	17.5%	5.60%	18.0%	5.51%
Hybrid rate loans	39.9%	5.67%	39.4%	5.59%	39.7%	5.57%	38.5%	5.43%
Variable rate loans	42.1%	6.82%	42.9%	6.80%	42.8%	6.93%	43.5%	7.53%

Investment Securities. The increases in average yield for the current quarter and year-to-date period were primarily due to higher yields on newly purchased investment securities.
Other Interest-Earning Assets. The decrease in average yield for the current quarter compared with the previous quarter was primarily due to the special dividend on FHLB stock for the previous quarter. The decreases for the current quarter and year-to-date period compared with the same periods of 2025 were primarily due to a decrease in average interest rate on cash held at the Federal Reserve Bank, partially offset by an increase in dividends received on FHLB stock.
Interest-Bearing Deposits. The decreases in average cost for the current quarter and year-to-date period compared with the same periods of 2025 were primarily due to decreases in market rates.
Provision for credit losses
The following table presents a composition of provision for credit losses for the periods indicated:

	Three Months Ended					Six Months Ended
($ in thousands)	6/30/2026	3/31/2026	% Change	6/30/2025	% Change	6/30/2026	6/30/2025	% Change
Provision for credit losses on loans	$798	$618	29.1%	$1,721	(53.6)%	$1,416	$3,312	(57.2)%
Provision (reversal) for credit losses on off-balance sheet credit exposure	128	(151)	NM	66	93.9%	(23)	73	NM
Total provision for credit losses	$926	$467	98.3%	$1,787	(48.2)%	$1,393	$3,385	(58.8)%

The provision for credit losses on loans for the current quarter was primarily due to an increase in loans held-for-investment.

Noninterest Income
The following table presents the components of noninterest income for the periods indicated:

	Three Months Ended					Six Months Ended
($ in thousands)	6/30/2026	3/31/2026	% Change	6/30/2025	% Change	6/30/2026	6/30/2025	% Change
Gain on sale of loans	$1,182	$1,409	(16.1)%	$1,465	(19.3)%	$2,591	$2,352	10.2%
Service charges and fees on deposits	450	430	4.7%	375	20.0%	880	747	17.8%
Loan servicing income	802	801	0.1%	760	5.5%	1,603	1,485	7.9%
Bank-owned life insurance (“BOLI”) income	281	274	2.6%	253	11.1%	555	500	11.0%
Other income	488	460	6.1%	444	9.9%	948	793	19.5%
Total noninterest income	$3,203	$3,374	(5.1)%	$3,297	(2.9)%	$6,577	$5,877	11.9%

Gain on Sale of Loans. The following table presents information on gain (loss) on sale of loans for the periods indicated:

	Three Months Ended					Six Months Ended
($ in thousands)	6/30/2026	3/31/2026	% Change	6/30/2025	% Change	6/30/2026	6/30/2025	% Change
Gain on sale of SBA loans
Sold loan balance	$17,095	$21,830	(21.7)%	$26,947	(36.6)%	$38,925	$43,552	(10.6)%
Premium received	1,430	1,581	(9.6)%	1,750	(18.3)%	3,011	2,958	1.8%
Gain recognized	1,219	1,409	(13.5)%	1,465	(16.8)%	2,628	2,352	11.7%
Loss on sale of other loans
Sold loan balance	$1,071	$—	NA	$—	NA	$1,071	$—	NA
Loss recognized	(37)	—	NA	—	NA	(37)	—	NA

The other loan sold during the current quarter of $1.1 million was a commercial property loan, which was transferred to loans held-for-sale from loans held-for-investment during the previous quarter.
Loan Servicing Income. The Company services SBA loans and certain residential property loans sold to the secondary market. The following table presents information on loan servicing income for the periods indicated:

	Three Months Ended					Six Months Ended
($ in thousands)	6/30/2026	3/31/2026	% Change	6/30/2025	% Change	6/30/2026	6/30/2025	% Change
Loan servicing income
Servicing income received	$1,243	$1,218	2.1%	$1,251	(0.6)%	$2,461	$2,524	(2.5)%
Servicing assets amortization	(441)	(417)	5.8%	(491)	(10.2)%	(858)	(1,039)	(17.4)%
Loan servicing income	$802	$801	0.1%	$760	5.5%	$1,603	$1,485	7.9%
Underlying loans at end of period	$503,429	$506,645	(0.6)%	$514,974	(2.2)%	$503,429	$514,974	(2.2)%

Noninterest Expense
The following table presents the components of noninterest expense for the periods indicated:

	Three Months Ended					Six Months Ended
($ in thousands)	6/30/2026	3/31/2026	% Change	6/30/2025	% Change	6/30/2026	6/30/2025	% Change
Salaries and employee benefits	$9,551	$9,720	(1.7)%	$8,844	8.0%	$19,271	$17,919	7.5%
Occupancy and equipment	2,369	2,277	4.0%	2,379	(0.4)%	4,646	4,668	(0.5)%
Professional fees	645	534	20.8%	805	(19.9)%	1,179	1,433	(17.7)%
Marketing and business promotion	446	456	(2.2)%	597	(25.3)%	902	840	7.4%
Data processing	342	337	1.5%	317	7.9%	679	650	4.5%
Director fees and expenses	223	223	—%	225	(0.9)%	446	451	(1.1)%
Regulatory assessments	368	361	1.9%	358	2.8%	729	702	3.8%
Other expense	1,169	906	29.0%	1,304	(10.4)%	2,075	2,640	(21.4)%
Total noninterest expense	$15,113	$14,814	2.0%	$14,829	1.9%	$29,927	$29,303	2.1%

Salaries and Employee Benefits. The decrease for the current quarter compared with the previous quarter was primarily due to an increase in direct loan origination cost, which offsets and defers the recognition of salaries and benefits expense, and a decrease in vacation accrual, partially offset by an increase in salaries. The increases for the current quarter and year-to-date period compared with the same periods of 2025 were primarily due to increases in salaries, bonus and vacation accruals, and group insurance. The number of full-time equivalent employees was 274, 264 and 266 as of June 30, 2026, March 31, 2026 and June 30, 2025, respectively.
Professional Fees. The increase for the current quarter compared with the previous quarter was due to additional professional fees incurred for the periodic external loan reviews during the current quarter. The decreases for the current quarter and year-to-date period compared with the same periods of 2025 were primarily due to additional professional fees incurred related to evaluating the accounting for a preferred stock purchase option during the year-ago quarter.
Marketing and Business Promotion. The decrease for the current quarter compared with the year-ago quarter was primarily due a decrease in advertising.
Other Expense. The increase for the current quarter compared with the previous quarter was primarily due to increases in expenses related to other loan related legal, armed guard and office operating. The decrease for the current quarter compared with the year-ago quarter was primarily due to an impairment on operating lease assets of $82 thousand for a sublease contract and a decrease in office operating expense, partially offset by increases in expenses related to other loan related legal and armed guard. The decrease for the current year-to-date period compared with the previous year-to-date period was primarily due to an impairment on operating lease assets of $228 thousand for a sublease contract, recognition of contingent liabilities for legal settlements of $190 thousand during the previous year-to-date period, and a decrease in office operating expense, partially offset by increases in expenses related to other loan related legal and armed guard.

Balance Sheet (Unaudited)
Total assets were $3.47 billion at June 30, 2026, an increase of $73.9 million, or 2.2%, from $3.40 billion at March 31, 2026, an increase of $188.4 million, or 5.7%, from $3.28 billion at December 31, 2025, and an increase of $164.5 million, or 5.0%, from $3.31 billion at June 30, 2025. The increase for the current quarter was primarily due to increases in loans held-for-investment and other assets. During the current quarter, the Company invested $8.0 million in qualified affordable housing projects. The increase for the current year was primarily due increases in loans held-for-investment and other assets, as well as total cash and cash equivalents.
Loans
The following table presents a composition of total loans (includes both loans held-for-sale and loans held-for-investment) as of the dates indicated:

($ in thousands)	6/30/2026	3/31/2026	% Change	12/31/2025	% Change	6/30/2025	% Change
Commercial real estate:
Commercial property	$1,120,171	$1,091,823	2.6%	$1,071,396	4.6%	$1,010,780	10.8%
Business property	697,627	644,307	8.3%	638,063	9.3%	635,648	9.8%
Multifamily	208,797	198,346	5.3%	175,579	18.9%	212,738	(1.9)%
Construction	11,121	18,972	(41.4)%	18,561	(40.1)%	27,294	(59.3)%
Total commercial real estate	2,037,716	1,953,448	4.3%	1,903,599	7.0%	1,886,460	8.0%
Commercial and industrial	494,944	520,894	(5.0)%	508,662	(2.7)%	492,857	0.4%
Consumer:
Residential mortgage	393,414	392,680	0.2%	401,337	(2.0)%	406,682	(3.3)%
Other consumer	5,945	6,529	(8.9)%	6,802	(12.6)%	9,310	(36.1)%
Total consumer	399,359	399,209	—%	408,139	(2.2)%	415,992	(4.0)%
Loans held-for-investment	2,932,019	2,873,551	2.0%	2,820,400	4.0%	2,795,309	4.9%
Loans held-for-sale	2,937	3,604	(18.5)%	12,077	(75.7)%	8,133	(63.9)%
Total loans	$2,934,956	$2,877,155	2.0%	$2,832,477	3.6%	$2,803,442	4.7%

SBA loans included in:
Loans held-for-investment	$145,457	$145,101	0.2%	$146,549	(0.7)%	$150,688	(3.5)%
Loans held-for-sale	$2,937	$2,513	16.9%	$12,077	(75.7)%	$8,133	(63.9)%

ACL on loans	$34,738	$33,943	2.3%	$33,381	4.1%	$33,554	3.5%
ACL on loans to loans held-for-investment	1.18%	1.18%		1.18%		1.20%

The increase in loans held-for-investment for the current quarter was primarily due to new funding of term loans of $178.0 million, partially offset by pay-downs and pay-offs of term loans of $75.8 million, net decrease of lines of credit of $43.7 million, and charge-offs of $18 thousand. The increase for the current year-to-date period was primarily due to new funding of term loans of $290.9 million, partially offset by pay-downs and pay-offs of term loans of $154.5 million, net decrease of lines of credit of $23.6 million, a loan transferred to loans held-for-sale of $1.1 million, and charge-offs of $94 thousand.
The decrease in loans held-for-sale for the current quarter was primarily due to sales of $18.2 million and pay-downs of $109 thousand, partially offset by new funding of $17.6 million. The decrease for the current year-to-date period was primarily due to sales of $40.0 million and pay-downs of $258 thousand, partially offset by new funding of $30.0 million and a loan transferred from loans held-for-investment of $1.1 million.

The following table presents a composition of off-balance sheet credit exposure as of the dates indicated:

($ in thousands)	6/30/2026	3/31/2026	% Change	12/31/2025	% Change	6/30/2025	% Change
Commercial property	$10,069	$9,816	2.6%	$11,344	(11.2)%	$10,851	(7.2)%
Business property	8,297	8,852	(6.3)%	7,569	9.6%	10,364	(19.9)%
Construction	3,022	4,825	(37.4)%	5,229	(42.2)%	8,985	(66.4)%
Commercial and industrial	335,523	331,343	1.3%	342,593	(2.1)%	342,467	(2.0)%
Other consumer	1,536	1,440	6.7%	1,347	14.0%	2,274	(32.5)%
Total commitments to extend credit	358,447	356,276	0.6%	368,082	(2.6)%	374,941	(4.4)%
Letters of credit	7,984	7,330	8.9%	7,330	8.9%	7,418	7.6%
Total off-balance sheet credit exposure	$366,431	$363,606	0.8%	$375,412	(2.4)%	$382,359	(4.2)%

Credit Quality
The following table presents a summary of non-performing loans and assets, and classified assets as of the dates indicated:

($ in thousands)	6/30/2026	3/31/2026	% Change	12/31/2025	% Change	6/30/2025	% Change
Nonaccrual loans
Commercial real estate:
Commercial property	$1,331	$1,356	(1.8)%	$1,403	(5.1)%	$1,497	(11.1)%
Business property	1,330	1,355	(1.8)%	938	41.8%	1,654	(19.6)%
Total commercial real estate	2,661	2,711	(1.8)%	2,341	13.7%	3,151	(15.6)%
Commercial and industrial	607	83	631.3%	161	277.0%	255	138.0%
Consumer:
Residential mortgage	5,446	5,387	1.1%	5,403	0.8%	5,526	(1.4)%
Other consumer	6	4	50.0%	5	20.0%	—	NA
Total consumer	5,452	5,391	1.1%	5,408	0.8%	5,526	(1.3)%
Total nonaccrual loans held-for-investment	8,720	8,185	6.5%	7,910	10.2%	8,932	(2.4)%
Loans past due 90 days or more and still accruing	—	—	—%	—	—%	—	—%
Non-performing loans (“NPLs”)	8,720	8,185	6.5%	7,910	10.2%	8,932	(2.4)%
NPLs held-for-sale	—	1,091	(100.0)%	—	—%	—	—%
Total NPLs	8,720	9,276	(6.0)%	7,910	10.2%	8,932	(2.4)%
Other real estate owned (“OREO”)	—	—	—%	—	—%	—	—%
Non-performing assets (“NPAs”)	$8,720	$9,276	(6.0)%	$7,910	10.2%	$8,932	(2.4)%
Loans past due and still accruing
Past due 30 to 59 days	$339	$1,352	(74.9)%	$943	(64.1)%	$2,327	(85.4)%
Past due 60 to 89 days	55	19	189.5%	12	358.3%	226	(75.7)%
Past due 90 days or more	—	—	—%	—	—%	—	—%
Total loans past due and still accruing	$394	$1,371	(71.3)%	955	(58.7)%	$2,553	(84.6)%
Special mention loans	$6,412	$6,395	0.3%	$6,435	(0.4)%	$6,838	(6.2)%
Classified assets
Classified loans held-for-investment	$10,525	$9,450	11.4%	$9,159	14.9%	$16,433	(36.0)%
Classified loans held-for-sale	—	1,091	(100.0)%	—	—%	—	—%
OREO	—	—	—%	—	—%	—	—%
Classified assets	$10,525	$10,541	(0.2)%	$9,159	14.9%	$16,433	(36.0)%
NPLs to loans held-for-investment	0.30%	0.28%		0.28%		0.32%
NPAs to total assets	0.25%	0.27%		0.24%		0.27%
Classified assets to total assets	0.30%	0.31%		0.28%		0.50%

Allowance for Credit Losses
The following table presents activity in ACL for the periods indicated:

	Three Months Ended					Six Months Ended
($ in thousands)	6/30/2026	3/31/2026	% Change	6/30/2025	% Change	6/30/2026	6/30/2025	% Change
ACL on loans
Balance at beginning of period	$33,943	$33,381	1.7%	$31,942	6.3%	$33,381	$30,628	9.0%
Charge-offs	(19)	(76)	(75.0)%	(120)	(84.2)%	(95)	(473)	(79.9)%
Recoveries	16	20	(20.0)%	11	45.5%	36	87	(58.6)%
Provision for credit losses on loans	798	618	29.1%	1,721	(53.6)%	1,416	3,312	(57.2)%
Balance at end of period	$34,738	$33,943	2.3%	$33,554	3.5%	$34,738	$33,554	3.5%
ACL on off-balance sheet credit exposure
Balance at beginning of period	$1,392	$1,543	(9.8)%	$1,197	16.3%	$1,543	$1,190	29.7%
Provision (reversal) for credit losses on off-balance sheet credit exposure	128	(151)	NM	66	93.9%	(23)	73	NM
Balance at end of period	$1,520	$1,392	9.2%	$1,263	20.3%	$1,520	$1,263	20.3%

Investment Securities
Total investment securities were $184.3 million at June 30, 2026, an increase of $13.8 million, or 8.1%, from $170.5 million at March 31, 2026, an increase of $24.3 million, or 15.2%, from $160.0 million at December 31, 2025, and an increase of $29.7 million, or 19.2%, from $154.6 million at June 30, 2025. The increase for the current quarter was primarily due to purchases of $22.4 million, partially offset by principal pay-downs of $7.9 million, a fair value decrease of $533 thousand and net premium amortization of $48 thousand. The increase for the current year-to-date period was primarily due to purchases of $41.0 million, partially offset by principal pay-downs of $14.8 million, a fair value decrease of $1.8 million and net premium amortization of $72 thousand.
Deposits
The following table presents the Company’s deposit mix as of the dates indicated:

	6/30/2026		3/31/2026		12/31/2025		6/30/2025
($ in thousands)	Amount	% to Total	Amount	% to Total	Amount	% to Total	Amount	% to Total
Noninterest-bearing demand deposits	$569,367	19.5%	$570,393	19.8%	$555,645	19.9%	$575,905	20.4%
Interest-bearing deposits
Savings	4,901	0.2%	5,005	0.2%	6,077	0.2%	5,695	0.2%
NOW	15,234	0.5%	13,927	0.5%	13,928	0.5%	12,765	0.5%
Retail money market accounts	686,805	23.4%	662,132	22.8%	656,069	23.4%	533,032	18.7%
Brokered money market accounts	1	0.1%	1	0.1%	1	0.1%	1	0.1%
Retail time deposits of
$250,000 or less	578,814	19.8%	575,079	19.9%	574,519	20.6%	555,357	19.7%
More than $250,000	701,708	24.0%	685,074	23.7%	648,633	23.1%	649,160	23.0%
State and brokered time deposits	365,829	12.5%	376,369	13.0%	340,540	12.2%	491,000	17.4%
Total interest-bearing deposits	2,353,292	80.5%	2,317,587	80.2%	2,239,767	80.1%	2,247,010	79.6%
Total deposits	$2,922,659	100.0%	$2,887,980	100.0%	$2,795,412	100.0%	$2,822,915	100.0%

Estimated total deposits not covered by deposit insurance	$1,363,432	46.7%	$1,363,735	47.2%	$1,270,159	45.4%	$1,164,592	41.3%

Total retail deposits were $2.56 billion at June 30, 2026, an increase of $45.2 million, or 1.8%, from $2.51 billion at March 31, 2026, an increase of $102.0 million, or 4.2%, from $2.45 billion at December 31, 2025, and an increase of $224.9 million, or 9.6%, from $2.33 billion at June 30, 2025.
The increase in retail time deposits for the current quarter was primarily due to new accounts of $92.6 million, renewals of matured accounts of $305.2 million and balance increases of $11.0 million, partially offset by matured and closed accounts of $388.5 million. The increase for the current year-to-date period was primarily due to new accounts of $209.4 million, renewals of the matured accounts of $694.0 million and balance increases of $27.5 million, partially offset by matured and closed accounts of $873.5 million.
Liquidity
The following table presents a summary of the Company’s liquidity position as of the dates indicated:

($ in thousands)	6/30/2026	12/31/2025	% Change
Cash and cash equivalents	$265,197	$207,142	28.0%
Cash and cash equivalents to total assets	7.6%	6.3%

Available borrowing capacity
FHLB advances	$798,780	$840,607	(5.0)%
Federal Reserve Discount Window	971,399	841,563	15.4%
Overnight federal funds lines	55,000	65,000	(15.4)%
Total	$1,825,179	$1,747,170	4.5%
Total available borrowing capacity to total assets	52.6%	53.2%

Shareholders’ Equity
Shareholders’ equity was $400.5 million at June 30, 2026, an increase of $3.7 million, or 0.9%, from $396.7 million at March 31, 2026, an increase of $10.4 million, or 2.7%, from $390.0 million at December 31, 2025, and an increase of $24.0 million, or 6.4%, from $376.5 million at June 30, 2025. The increase for the current quarter was primarily due to net income and proceeds from stock option exercises of $201 thousand, partially offset by repurchases of common stock of $3.6 million, cash dividends declared on common stock of $3.1 million and preferred stock dividends of $87 thousand, and an increase in accumulated other comprehensive loss of $378 thousand. The increase for the current year-to-date period was primarily due to net income and proceeds from stock option exercises of $313 thousand, partially offset by cash dividends declared on common stock of $6.3 million, repurchases of common stock of $3.8 million and preferred stock dividends of $173 thousand, and an increase in accumulated other comprehensive loss of $1.3 million.
Stock Repurchases
During the current year-to-date period, the Company repurchased and retired 150,439 shares of common stock at a weighted-average price of $25.23, totaling $3.8 million. In 2025, the Company repurchased and retired 358,251 shares of common stock at a weighted-average price of $19.82, totaling $7.1 million. As of June 30, 2026, the Company is authorized to purchase 69,087 additional shares under its current stock repurchase program, which expires on July 31, 2026.
Series C Preferred Stock
The Company paid dividends of $87 thousand and $173 thousand for the current quarter and year-to-date period, respectively.
Capital Ratios
The following table presents capital ratios for the Company and the Bank as of the dates indicated:

	6/30/2026	3/31/2026	12/31/2025	6/30/2025	Well Capitalized Minimum Requirements
PCB Bancorp
Common tier 1 capital (to risk-weighted assets)	11.41%	11.48%	11.46%	11.14%	6.50%
Total capital (to risk-weighted assets)	14.98%	15.09%	15.13%	14.84%	10.00%
Tier 1 capital (to risk-weighted assets)	13.75%	13.87%	13.89%	13.60%	8.00%
Tier 1 capital (to average assets)	11.89%	12.05%	11.89%	11.81%	5.00%
PCB Bank
Common tier 1 capital (to risk-weighted assets)	13.35%	13.46%	13.49%	13.23%	6.50%
Total capital (to risk-weighted assets)	14.58%	14.68%	14.72%	14.47%	10.00%
Tier 1 capital (to risk-weighted assets)	13.35%	13.46%	13.49%	13.23%	8.00%
Tier 1 capital (to average assets)	11.54%	11.70%	11.55%	11.50%	5.00%

About PCB Bancorp
PCB Bancorp is the bank holding company for PCB Bank, a California state chartered bank, offering a full suite of commercial banking services to small to medium-sized businesses, individuals and professionals, primarily in Southern California, and predominantly in Korean-American and other minority communities.
Cautionary Note Regarding Forward-Looking Statements
This press release contains forward-looking statements. These forward-looking statements represent plans, estimates, objectives, goals, guidelines, expectations, intentions, projections and statements of our beliefs concerning future events, business plans, objectives, expected operating results and the assumptions upon which those statements are based. Forward-looking statements include without limitation, any statement that may predict, forecast, indicate or imply future results, performance or achievements, and are typically identified with words such as “may,” “could,” “should,” “will,” “would,” “believe,” “anticipate,” “estimate,” “expect,” “aim,” “intend,” “plan,” or words or phrases of similar meaning. We caution that forward-looking statements are based largely on our expectations and are subject to a number of known and unknown risks and uncertainties that are subject to change based on factors which are, in many instances, beyond our control, including but not limited to the health of the national and local economies including the impact on the Company and its customers resulting from any adverse developments in real estate markets, inflation levels and interest rates; the impacts of the conflicts in the Middle East on the national and global economies and markets; the impact of governmental monetary policy; any material weaknesses in the Company’s internal control over financial reporting that we have identified or may identify; the impacts of sanctions, tariffs and other trade policies of the United States and its global trading partners and tensions related to the same; the Company’s ability to maintain and grow its deposit base; loan demand and continued portfolio performance; the impact of adverse developments at other banks, including bank failures; changes to valuations of the Company’s assets and liabilities including the allowance for credit losses, earning assets, and intangible assets; the ability of the Company to manage liquidity; changes in the availability of liquidity sources including borrowing lines and the ability to pledge or sell certain assets; the Company's ability to attract and retain skilled employees; customers' service expectations; cyber-security risks; the Company's ability to successfully deploy new technology; acquisitions and branch and loan production office expansions; operational risks including the ability to detect and prevent errors and fraud; the effectiveness of the Company’s enterprise risk management framework; litigation costs and outcomes; changes in laws, rules, regulations, or interpretations to which the Company is subject; the effects of severe weather events, pandemics, wildfires and other disasters, other public health crises, acts of war or terrorism, and other external events on our business. These and other important factors are detailed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 and other filings the Company makes with the SEC, which are available without charge at the SEC’s website (http://www.sec.gov) and on the investor relations section of the Company’s website at www.mypcbbank.com. Actual results, performance or achievements could differ materially from those contemplated, expressed, or implied by the forward-looking statements. Any forward-looking statements presented herein are made only as of the date of this press release, and the Company undertakes no obligation to update or revise any forward-looking statements to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise, except as required by law.
Contact:
Timothy Chang
Senior Executive Vice President & Chief Financial Officer
213-210-2000

PCB Bancorp and Subsidiary
Consolidated Balance Sheets (Unaudited)
($ in thousands, except share and per share data)

	6/30/2026	3/31/2026	% Change	12/31/2025	% Change	6/30/2025	% Change
Assets
Cash and due from banks	$30,896	$24,787	24.6%	$25,319	22.0%	$41,614	(25.8)%
Interest-bearing deposits in other financial institutions	234,301	242,618	(3.4)%	181,823	28.9%	221,953	5.6%
Total cash and cash equivalents	265,197	267,405	(0.8)%	207,142	28.0%	263,567	0.6%
Securities available-for-sale, at fair value	184,318	170,477	8.1%	160,009	15.2%	154,620	19.2%
Loans held-for-sale	2,937	3,604	(18.5)%	12,077	(75.7)%	8,133	(63.9)%
Loans held-for-investment	2,932,019	2,873,551	2.0%	2,820,400	4.0%	2,795,309	4.9%
Allowance for credit losses on loans	(34,738)	(33,943)	2.3%	(33,381)	4.1%	(33,554)	3.5%
Net loans held-for-investment	2,897,281	2,839,608	2.0%	2,787,019	4.0%	2,761,755	4.9%
Premises and equipment, net	7,296	7,695	(5.2)%	8,194	(11.0)%	8,942	(18.4)%
Federal Home Loan Bank and other bank stock	15,170	14,978	1.3%	14,978	1.3%	14,978	1.3%
Bank-owned life insurance	33,351	33,070	0.8%	32,796	1.7%	32,266	3.4%
Deferred tax assets, net	9,977	9,697	2.9%	9,210	8.3%	7,032	41.9%
Servicing assets	5,655	5,691	(0.6)%	5,627	0.5%	5,756	(1.8)%
Operating lease assets	15,844	16,453	(3.7)%	17,158	(7.7)%	17,861	(11.3)%
Accrued interest receivable	10,574	10,952	(3.5)%	10,669	(0.9)%	10,879	(2.8)%
Other assets	22,524	16,563	36.0%	16,892	33.3%	19,800	13.8%
Total assets	$3,470,124	$3,396,193	2.2%	$3,281,771	5.7%	$3,305,589	5.0%
Liabilities
Deposits
Noninterest-bearing demand	$569,367	$570,393	(0.2)%	$555,645	2.5%	$575,905	(1.1)%
Savings, NOW and money market accounts	706,941	681,065	3.8%	676,075	4.6%	551,493	28.2%
Time deposits of $250,000 or less	824,643	831,448	(0.8)%	855,059	(3.6)%	986,357	(16.4)%
Time deposits of more than $250,000	821,708	805,074	2.1%	708,633	16.0%	709,160	15.9%
Total deposits	2,922,659	2,887,980	1.2%	2,795,412	4.6%	2,822,915	3.5%
Other short-term borrowings	10,000	—	NA	—	NA	—	NA
Federal Home Loan Bank advances	80,000	50,000	60.0%	34,000	135.3%	45,000	77.8%
Operating lease liabilities	17,701	18,301	(3.3)%	18,996	(6.8)%	19,652	(9.9)%
Accrued interest payable and other liabilities	39,301	43,194	(9.0)%	43,337	(9.3)%	41,522	(5.3)%
Total liabilities	3,069,661	2,999,475	2.3%	2,891,745	6.2%	2,929,089	4.8%
Commitments and contingent liabilities
Shareholders’ equity
Preferred stock	69,141	69,141	—%	69,141	—%	69,141	—%
Common stock	136,237	139,405	(2.3)%	139,256	(2.2)%	142,152	(4.2)%
Retained earnings	201,214	193,923	3.8%	186,485	7.9%	171,735	17.2%
Accumulated other comprehensive loss, net	(6,129)	(5,751)	6.6%	(4,856)	26.2%	(6,528)	(6.1)%
Total shareholders’ equity	400,463	396,718	0.9%	390,026	2.7%	376,500	6.4%
Total liabilities and shareholders’ equity	$3,470,124	$3,396,193	2.2%	$3,281,771	5.7%	$3,305,589	5.0%

Outstanding common shares	14,102,189	14,231,423		14,230,428		14,336,602
Book value per common share (1)	$28.40	$27.88		$27.41		$26.26
TCE per common share (2)	$23.49	$23.02		$22.55		$21.44
Total loan to total deposit ratio	100.42%	99.63%		101.33%		99.31%
Noninterest-bearing deposits to total deposits	19.48%	19.75%		19.88%		20.40%

(1)The ratios are calculated by dividing total shareholders’ equity by the number of outstanding common shares. The Company had no intangible equity components for the presented periods.
(2)Non-GAAP. See “Non-GAAP Financial Measures” for a reconciliation of this measure to its most comparable GAAP measure.

PCB Bancorp and Subsidiary
Consolidated Statements of Income (Unaudited)
($ in thousands, except share and per share data)

	Three Months Ended					Six Months Ended
	6/30/2026	3/31/2026	% Change	6/30/2025	% Change	6/30/2026	6/30/2025	% Change
Interest and dividend income
Loans, including fees	$45,886	$44,484	3.2%	$45,478	0.9%	$90,370	$88,504	2.1%
Investment securities	1,795	1,574	14.0%	1,462	22.8%	3,369	2,870	17.4%
Other interest-earning assets	2,359	2,773	(14.9)%	2,368	(0.4)%	5,132	4,826	6.3%
Total interest income	50,040	48,831	2.5%	49,308	1.5%	98,871	96,200	2.8%
Interest expense
Deposits	21,795	21,478	1.5%	22,505	(3.2)%	43,273	45,069	(4.0)%
Other borrowings	751	543	38.3%	813	(7.6)%	1,294	858	50.8%
Total interest expense	22,546	22,021	2.4%	23,318	(3.3)%	44,567	45,927	(3.0)%
Net interest income	27,494	26,810	2.6%	25,990	5.8%	54,304	50,273	8.0%
Provision for credit losses	926	467	98.3%	1,787	(48.2)%	1,393	3,385	(58.8)%
Net interest income after provision for credit losses	26,568	26,343	0.9%	24,203	9.8%	52,911	46,888	12.8%
Noninterest income
Gain on sale of loans	1,182	1,409	(16.1)%	1,465	(19.3)%	2,591	2,352	10.2%
Service charges and fees on deposits	450	430	4.7%	375	20.0%	880	747	17.8%
Loan servicing income	802	801	0.1%	760	5.5%	1,603	1,485	7.9%
BOLI income	281	274	2.6%	253	11.1%	555	500	11.0%
Other income	488	460	6.1%	444	9.9%	948	793	19.5%
Total noninterest income	3,203	3,374	(5.1)%	3,297	(2.9)%	6,577	5,877	11.9%
Noninterest expense
Salaries and employee benefits	9,551	9,720	(1.7)%	8,844	8.0%	19,271	17,919	7.5%
Occupancy and equipment	2,369	2,277	4.0%	2,379	(0.4)%	4,646	4,668	(0.5)%
Professional fees	645	534	20.8%	805	(19.9)%	1,179	1,433	(17.7)%
Marketing and business promotion	446	456	(2.2)%	597	(25.3)%	902	840	7.4%
Data processing	342	337	1.5%	317	7.9%	679	650	4.5%
Director fees and expenses	223	223	—%	225	(0.9)%	446	451	(1.1)%
Regulatory assessments	368	361	1.9%	358	2.8%	729	702	3.8%
Other expense	1,169	906	29.0%	1,304	(10.4)%	2,075	2,640	(21.4)%
Total noninterest expense	15,113	14,814	2.0%	14,829	1.9%	29,927	29,303	2.1%
Income before income taxes	14,658	14,903	(1.6)%	12,671	15.7%	29,561	23,462	26.0%
Income tax expense	4,151	4,250	(2.3)%	3,600	15.3%	8,401	6,656	26.2%
Net income	10,507	10,653	(1.4)%	9,071	15.8%	21,160	16,806	25.9%
Preferred stock dividends	87	86	1.2%	87	—%	173	127	36.2%
Net income available to common shareholders	$10,420	$10,567	(1.4)%	$8,984	16.0%	$20,987	$16,679	25.8%

Earnings per common share
Basic	$0.73	$0.74		$0.63		$1.48	$1.16
Diluted	$0.73	$0.74		$0.62		$1.47	$1.15
Average common shares
Basic	14,107,290	14,142,092		14,213,032		14,124,595	14,242,486
Diluted	14,220,414	14,238,226		14,326,011		14,231,238	14,364,995

Dividend paid per common share	$0.22	$0.22		$0.20		$0.44	$0.40
ROAA (1)	1.24%	1.30%		1.13%		1.27%	1.07%
ROAE (1)	10.55%	10.95%		9.76%		10.75%	9.16%
ROATCE (1), (2)	12.65%	13.17%		11.87%		12.91%	11.17%
Efficiency ratio (3)	49.23%	49.08%		50.63%		49.16%	52.19%

(1)Ratios are presented on an annualized basis.
(2)Non-GAAP. See “Non-GAAP Financial Measures” for a reconciliation of this measure to its most comparable GAAP measure.
(3)The ratios are calculated by dividing noninterest expense by the sum of net interest income and noninterest income.

PCB Bancorp and Subsidiary
Average Balance, Average Yield, and Average Rate (Unaudited)
($ in thousands)

	Three Months Ended
	6/30/2026			3/31/2026			6/30/2025
	Average Balance	Interest Income/ Expense	Avg. Yield/Rate(6)	Average Balance	Interest Income/ Expense	Avg. Yield/Rate(6)	Average Balance	Interest Income/ Expense	Avg. Yield/Rate(6)
Assets
Interest-earning assets
Total loans (1)	$2,885,996	$45,886	6.38%	$2,840,688	$44,484	6.35%	$2,782,200	$45,478	6.56%
Mortgage-backed securities	150,065	1,534	4.10%	131,025	1,305	4.04%	117,987	1,145	3.89%
Collateralized mortgage obligation	17,713	163	3.69%	18,443	169	3.72%	20,616	203	3.95%
SBA loan pool securities	3,695	29	3.15%	4,060	31	3.10%	5,368	46	3.44%
Municipal bonds (2)	2,459	22	3.59%	2,502	22	3.57%	2,379	21	3.54%
Corporate bonds	4,784	47	3.94%	4,768	47	4.00%	4,705	47	4.01%
Other interest-earning assets	249,717	2,359	3.79%	236,161	2,773	4.76%	200,875	2,368	4.73%
Total interest-earning assets	3,314,429	50,040	6.06%	3,237,647	48,831	6.12%	3,134,130	49,308	6.31%
Noninterest-earning assets
Cash and due from banks	23,224			23,505			23,267
ACL on loans	(33,951)			(33,344)			(31,932)
Other assets	99,850			98,520			100,930
Total noninterest-earning assets	89,123			88,681			92,265
Total assets	$3,403,552			$3,326,328			$3,226,395
Liabilities and Shareholders’ Equity
Interest-bearing liabilities
Deposits
NOW and money market accounts	$683,731	5,872	3.44%	$678,108	5,743	3.43%	$532,842	4,772	3.59%
Savings	4,995	3	0.24%	5,360	3	0.23%	5,334	4	0.30%
Time deposits	1,637,437	15,920	3.90%	1,595,636	15,732	4.00%	1,649,034	17,729	4.31%
Total interest-bearing deposits	2,326,163	21,795	3.76%	2,279,104	21,478	3.82%	2,187,210	22,505	4.13%
Other borrowings	76,374	751	3.94%	56,000	543	3.93%	71,286	813	4.57%
Total interest-bearing liabilities	2,402,537	22,546	3.76%	2,335,104	22,021	3.82%	2,258,496	23,318	4.14%
Noninterest-bearing liabilities
Noninterest-bearing demand	544,048			534,698			533,530
Other liabilities	57,499			61,952			61,740
Total noninterest-bearing liabilities	601,547			596,650			595,270
Total liabilities	3,004,084			2,931,754			2,853,766
Total shareholders’ equity	399,468			394,574			372,629
Total liabilities and shareholders’ equity	$3,403,552			$3,326,328			$3,226,395
Net interest income		$27,494			$26,810			$25,990
Net interest spread (3)			2.30%			2.30%			2.17%
Net interest margin (4)			3.33%			3.36%			3.33%
Total deposits	$2,870,211	$21,795	3.05%	$2,813,802	$21,478	3.10%	$2,720,740	$22,505	3.32%
Total funding (5)	$2,946,585	$22,546	3.07%	$2,869,802	$22,021	3.11%	$2,792,026	$23,318	3.35%

(1)Total loans include both loans held-for-sale and loans held-for-investment.
(2)The yield on municipal bonds has not been computed on a tax-equivalent basis.
(3)Net interest spread is calculated by subtracting average rate on interest-bearing liabilities from average yield on interest-earning assets.
(4)Net interest margin is calculated by dividing annualized net interest income by average interest-earning assets.
(5)Total funding is the sum of interest-bearing liabilities and noninterest-bearing deposits. The cost of total funding is calculated as annualized total interest expense divided by average total funding.
(6)Annualized.

PCB Bancorp and Subsidiary
Average Balance, Average Yield, and Average Rate (Unaudited)
($ in thousands)

	Six Months Ended
	6/30/2026			6/30/2025
	Average Balance	Interest Income/ Expense	Avg. Yield/Rate(6)	Average Balance	Interest Income/ Expense	Avg. Yield/Rate(6)
Assets
Interest-earning assets
Total loans (1)	$2,863,467	$90,370	6.36%	$2,715,986	$88,504	6.57%
Mortgage-backed securities	140,598	2,839	4.07%	115,420	2,220	3.88%
Collateralized mortgage obligation	18,076	332	3.70%	20,821	413	4.00%
SBA loan pool securities	3,877	60	3.12%	5,646	100	3.57%
Municipal bonds (2)	2,480	44	3.58%	2,402	43	3.61%
Corporate bonds	4,776	94	3.97%	4,521	94	4.19%
Other interest-earning assets	242,977	5,132	4.26%	205,101	4,826	4.74%
Total interest-earning assets	3,276,251	98,871	6.09%	3,069,897	96,200	6.32%
Noninterest-earning assets
Cash and due from banks	23,364			23,958
ACL on loans	(33,649)			(31,308)
Other assets	99,200			99,763
Total noninterest-earning assets	88,915			92,413
Total assets	$3,365,166			$3,162,310
Liabilities and Shareholders’ Equity
Interest-bearing liabilities
Deposits
NOW and money market accounts	$680,935	11,615	3.44%	$508,520	9,069	3.60%
Savings	5,177	6	0.23%	5,472	7	0.26%
Time deposits	1,616,652	31,652	3.95%	1,649,844	35,993	4.40%
Total interest-bearing deposits	2,302,764	43,273	3.79%	2,163,836	45,069	4.20%
Other borrowings	66,243	1,294	3.94%	37,796	858	4.58%
Total interest-bearing liabilities	2,369,007	44,567	3.79%	2,201,632	45,927	4.21%
Noninterest-bearing liabilities
Noninterest-bearing demand	539,399			525,126
Other liabilities	59,725			65,368
Total noninterest-bearing liabilities	599,124			590,494
Total liabilities	2,968,131			2,792,126
Total shareholders’ equity	397,035			370,184
Total liabilities and shareholders’ equity	$3,365,166			$3,162,310
Net interest income		$54,304			$50,273
Net interest spread (3)			2.30%			2.11%
Net interest margin (4)			3.34%			3.30%
Total deposits	$2,842,163	$43,273	3.07%	$2,688,962	$45,069	3.38%
Total funding (5)	$2,908,406	$44,567	3.09%	$2,726,758	$45,927	3.40%

(1)Total loans include both loans held-for-sale and loans held-for-investment.
(2)The yield on municipal bonds has not been computed on a tax-equivalent basis.
(3)Net interest spread is calculated by subtracting average rate on interest-bearing liabilities from average yield on interest-earning assets.
(4)Net interest margin is calculated by dividing annualized net interest income by average interest-earning assets.
(5)Total funding is the sum of interest-bearing liabilities and noninterest-bearing deposits. The cost of total funding is calculated as annualized total interest expense divided by average total funding.
(6)Annualized.

PCB Bancorp and Subsidiary
Non-GAAP Financial Measures
Return on average tangible common equity, tangible common equity per common share and tangible common equity to total assets ratios
The Company's TCE is calculated by subtracting preferred stock from shareholders’ equity. The Company had no intangible assets for the presented periods. ROATCE, TCE per common share, and TCE to total assets constitute supplemental financial information determined by methods other than in accordance with Generally Accepted Accounting Principles, or GAAP. These non-GAAP financial measures are used by management in its analysis of the Company's performance. These non-GAAP financial measures should not be viewed as substitutes for results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP financial measures that may be presented by other companies. The following tables provide reconciliations of the non-GAAP financial measures with financial measures defined by GAAP.

($ in thousands)		Three Months Ended			Six Months Ended
		6/30/2026	3/31/2026	6/30/2025	6/30/2026	6/30/2025
Average total shareholders' equity	(a)	$399,468	$394,574	$372,629	$397,035	$370,184
Less: average preferred stock	(b)	69,141	69,141	69,141	69,141	69,141
Average TCE	(c)=(a)-(b)	330,327	325,433	303,488	327,894	301,043
Net income	(d)	$10,507	$10,653	$9,071	$21,160	$16,806
ROAE (1)	(d)/(a)	10.55%	10.95%	9.76%	10.75%	9.16%
Net income available to common shareholders	(e)	10,420	10,567	8,984	20,987	16,679
ROATCE (1)	(e)/(c)	12.65%	13.17%	11.87%	12.91%	11.17%

(1) Annualized.

($ in thousands, except per share data)		6/30/2026	3/31/2026	12/31/2025	6/30/2025
Total shareholders' equity	(a)	$400,463	$396,718	$390,026	$376,500
Less: preferred stock	(b)	69,141	69,141	69,141	69,141
TCE	(c)=(a)-(b)	331,322	327,577	320,885	307,359
Outstanding common shares	(d)	14,102,189	14,231,423	14,230,428	14,336,602
Book value per common share	(a)/(d)	$28.40	$27.88	$27.41	$26.26
TCE per common share	(c)/(d)	23.49	23.02	22.55	21.44
Total assets	(e)	$3,470,124	$3,396,193	$3,281,771	$3,305,589
Total shareholders' equity to total assets	(a)/(e)	11.54%	11.68%	11.88%	11.39%
TCE to total assets	(c)/(e)	9.55%	9.65%	9.78%	9.30%